Exhibit 99.2

Riot Blockchain Appoints Rob Chang as Chief Financial Officer

Riot Blockchain's Subsidiary Separately Enters Lease with 107,600 Square Foot Facility for Cryptocurrency Mining Operations

CASTLE ROCK, Colo., Feb 28, 2018 — Riot Blockchain, Inc. (Nasdaq: RIOT) (the "Company") today announced that it has appointed Rob Chang as its Chief Financial Officer. Mr. Chang comes to Riot from Cantor Fitzgerald, where he served as Managing Director and Head of Metals & Mining.  The Company also announced that its wholly owned subsidiary Kairos Global Technology, Inc has entered into a lease with a facility in the United States that will potentially allow for power capacity of up to 12 Megawatts.
"Rob brings significant financial markets experience and a traditional mining pedigree that will be of utility for our cryptocurrency mining plans moving forward," commented John O'Rourke, Chairman and CEO of the Company.
Mr. Chang has 23 years of experience in the financial services industry. He most recently served as the Managing Director and Head of Metals & Mining at a global investment bank where he provided research coverage in precious metals, base metals, lithium, and uranium. He was recognized by Bloomberg as the "Best Precious Metals Analyst" in Q1 2016. Mr. Chang is frequently quoted and a regular guest of several media outlets including: Bloomberg, Reuters, CNBC, and the Wall Street Journal.
Mr. Chang has previously served as a Director of Research and Portfolio Manager at a Canadian investment firm that managed $3 billion in assets. He was also on a five-person multi-strategy hedge fund team where he specialized in equity and derivative investments. Mr. Chang completed his MBA at the University of Toronto's Rotman School of Management.
Mr. Chang's appointment coincides with the previously planned departure of Jeffrey McGonegal, who has served as Chief Financial Officer under a retention agreement effective June 30, 2017 (the "Retention Agreement") and employment agreement entered February 2, 2009.  As previously reported on July 3, 2017, Mr. McGonegal's retention agreement had a contemplated expiration date of April 30, 2018.

The Corporation and Mr. McGonegal have agreed to modify the Retention Agreement to provide that Mr. McGonegal shall serve solely as the Company's Principal Accounting Officer through April 30, 2018.   Thereafter, the Company shall engage Mr. McGonegal as a consultant for an initial period of four months.

The blockchain is a decentralized and encrypted ledger that offers a secure, efficient, verifiable and permanent way of storing records and other information without the need for intermediaries. These protocols are the backbone of numerous cryptocurrencies, including Bitcoin, Ether and Litecoin. Blockchain protocols have a wide range of use, including processing transactions, accounting, verification and proof of ownership across a far-reaching spectrum of applications.

About Riot Blockchain

Riot Blockchain, Inc. is leveraging its expertise and a network of professional advisors to build and support blockchain technologies. It is establishing an Advisory Board with technical experience intending to become an authority and supporter of blockchain technologies, while providing investment exposure to the Bitcoin and blockchain ecosystems. For more information, visit http://www.RiotBlockchain.com/.

Investor Notice

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and forward-looking statements described under "Risk Factors" in Item 1A of our most recent Form 10-Q for the period ended September 30, 2017 filed with the Securities and Exchange Commission (the "SEC") on November 13, 2017 and in Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on March 31, 2017, as amended as of April 27, 2017 and August 15, 2017. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future. See "Safe Harbor" below.

Safe Harbor

The information provided in this press release may include forward-looking statements relating to future events or the future financial performance of the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as "anticipates," "plans," "expects," "intends," "will," "potential," "hope" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in the Company's periodic filings with the Securities and Exchange Commission, including the factors described in the sections entitled "Risk Factors", copies of which may be obtained from the SEC's website at www.sec.gov. The parties do not undertake any obligation to update forward-looking statements contained in this press release.

Media Contacts
Karen Chase or Travis Kruse
Russo Partners, LLC
(646) 942-5627
(212) 845-4272
karen.chase@russopartnersllc.com
travis.kruse@russopartnersllc.com

Investor Contact
IR@RiotBlockchain.com